Exhibit 99.1

Investor Update	Issue Date: April 9, 2018

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the preliminary financial and operational outlook for the Company for the first quarter of 2018.

First-Quarter 2018 Financial Update (A)	Estimated 1Q 2018			1Q 2017[1]

Consolidated Capacity Year-Over-Year Change Higher/(Lower)	3.6%

Pre-Tax Margin				1.8%
Pre-Tax Margin, as adjusted[2] (Non-GAAP)	~2.0%			2.4%

Revenue
Consolidated PRASM (¢/ASM)	~13.15			12.80
Year-Over-Year Change Higher/(Lower)	~2.7%
Cargo Revenue ($M)	$280	—	$300	$238
Other Revenue ($M)	$580	—	$600	$535

Operating Expense
Consolidated CASM (¢/ASM)				13.55

Non-Fuel Operating Expense
Consolidated CASM Excluding Third-Party Business Expenses, Fuel, and Profit Sharing[2] (¢/ASM) (Non-GAAP)	~10.82			10.76
Year-Over-Year Change Higher/(Lower)	~0.6%
Third-Party Business Expenses[3] ($M)	~$30			$40
Aircraft Rent ($M)	~$130
Depreciation and Amortization ($M)	~$540
Profit Sharing ($M)	$10	—	$30

Consolidated Fuel Expense
Fuel Consumption (Million Gallons)	932
Consolidated Average Aircraft Fuel Price per Gallon[4]	$2.11

Nonoperating Expense ($M)	$85	—	$95	$170
Nonoperating Expense, as adjusted[5] ($M) (Non-GAAP)	$130	—	$140

Effective Income Tax Rate	~20%

Diluted Share Count[6] (M)	285

1.	Starting on January 1, 2018, UAL adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), and Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. See the Current Report on Form 8-K filed by UAL with the Securities and Exchange Commission on March 1, 2018 for additional information and a presentation of certain previously reported financial information on a basis consistent with the new standards
2.	Excludes special charges. For the first quarter of 2018, the nature and amount of special charges are not determinable at this time
3.	Third-party business revenue associated with third-party business expense is recorded in other revenue
4.	Fuel price including taxes and fees. This price per gallon corresponds to the fuel expense line of the income statement
5.	Excludes mark-to-market impact of equity investments
6.	Diluted share count is approximately equal to basic share count

(more)

Capacity: Consolidated capacity was reduced by 0.5 pts in the first quarter of 2018 due to weather events impacting operations throughout the system.

Other Revenue: Other revenue in the first quarter of 2018 includes approximately $50 million of one-time MileagePlus-related revenue not included in prior guidance.

Profit Sharing: Based on profit sharing plans in current labor agreements, the Company expects to pay:

•	Approximately 7.5% of total adjusted earnings up to a 6.9% adjusted pre-tax margin
•	Approximately 13.2% for any adjusted earnings above a 6.9% adjusted pre-tax margin
•	Approximately 1.7% for any adjusted earnings above the prior year’s adjusted pre-tax earnings

Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special charges, profit sharing expense and share-based compensation program expense. The Company estimates that share-based compensation expense for the purposes of the profit sharing calculation will be approximately $17 million through the first quarter of 2018.

Nonoperating Expense: Nonoperating expense, as adjusted excludes the mark-to-market impact of the Company’s equity investments. In the first quarter of 2018, the Company recorded a $45 million gain for the change in market value of its equity investment in Azul Linhas Aereas Brasileiras S.A.

Taxes: The Company expects an effective tax rate of approximately 20% for the first quarter of 2018. The effective tax rate for the first quarter reflects the reduced federal corporate income tax rate as a result of the enactment of the Tax Cuts and Jobs Act in December 2017 and the impact of a change in the mix of domestic and foreign earnings. The Company continues to expect the full year 2018 effective tax rate to be higher than the first quarter. The Company’s net operating loss carryforwards are expected to offset taxable income and no material cash taxes are expected to be paid in 2018.

(more)

First-Quarter 2018 Traffic and Capacity

	Estimated 1Q 2018	Year-Over-Year % Change Higher/(Lower)
REVENUE PASSENGER MILES (millions)
Domestic	28,317	4.5%
Mainline	22,809	4.2%
Regional[1]	5,508	5.8%
International	21,532	4.9%
Atlantic	7,094	11.0%
Pacific	8,450	3.4%
Latin	5,988	0.5%
Mainline	5,757	0.3%
Regional[1]	231	3.6%
Consolidated	49,849	4.7%

AVAILABLE SEAT MILES (millions)
Domestic	34,195	5.2%
Mainline	27,326	4.7%
Regional[1]	6,869	7.0%
International	27,782	1.8%
Atlantic	9,716	3.1%
Pacific	10,886	3.0%
Latin	7,180	(1.6%)
Mainline	6,870	(1.3%)
Regional[1]	310	(7.5%)
Consolidated	61,977	3.6%

PASSENGER LOAD FACTOR
Domestic	82.8%	(0.5) pts
Mainline	83.5%	(0.3) pts
Regional[1]	80.2%	(0.9) pts
International	77.5%	2.3 pts
Atlantic	73.0%	5.2 pts
Pacific	77.6%	0.3 pts
Latin	83.4%	1.7 pts
Mainline	83.8%	1.4 pts
Regional[1]	74.5%	7.9 pts
Consolidated	80.4%	0.8 pts

[1]	Regional results reflect flights operated under capacity purchase agreements

Note: See Part II, Item 6, Selected Financial Data, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

(more)

(A) GAAP to Non-GAAP Reconciliations

UAL is providing guidance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and Non-GAAP financial measures, including pre-tax margin, as adjusted, consolidated cost per available seat mile (“CASM”) excluding special charges, third-party business expenses, fuel and profit sharing, and nonoperating expense, as adjusted. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis.

Pursuant to SEC Regulation G, UAL has included the following reconciliations of reported Non-GAAP financial measures to the most directly comparable financial measures reported on a GAAP basis.

UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. Nonoperating expense is adjusted to exclude the mark-to-market impact of equity investments, as unrealized gains (losses) may not be realized on a cash basis.

1Q 2017
Income before income taxes ($M)
Income before income taxes	$150
Exclude: special charges before income taxes	51

Income before income taxes excluding special charges (Non-GAAP)	$201

Pre-tax margin ($M, except percentages)
Total operating revenue	$8,426
Pre-tax margin	1.8%
Pre-tax margin excluding special charges (Non-GAAP)	2.4%

Consolidated Unit Cost (¢/ASM)	Estimated 1Q 2018			1Q 2017
Consolidated CASM				13.55
Exclude: Special charges				0.08

Consolidated CASM excluding special charges (a) (Non-GAAP)	14.06	—	14.09	13.47
Exclude: Third-party business expenses	0.05	—	0.05	0.07
Exclude: Fuel expense (b)	3.17	—	3.17	2.60

Consolidated CASM excluding special charges, third-party business expenses & fuel (Non-GAAP)	10.84	—	10.87	10.80
Exclude: Profit sharing	0.02	—	0.05	0.04

Consolidated CASM excluding special charges, third-party business expenses, fuel & profit sharing (Non-GAAP)	10.82	—	10.82	10.76

Nonoperating Expense ($M)	Estimated 1Q 2018
Nonoperating expense	$85	—	$95
Exclude: Mark-to-market gain on equity investments	45	—	45

Nonoperating expense excluding mark-to-market impact of equity investments (Non-GAAP)	$130	—	$140

(a)	Excludes special charges. For the first quarter of 2018, while the Company anticipates that it will record special charges, at this time, the Company is unable to provide an estimate of special charges with reasonable certainty
(b)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control

(more)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com.

####